SRKP 7, INC.
248 Route 25A, No. 2
East Setauket, New York 11733
(631) 942-7959

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY OUR STOCKHOLDERS. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

This Information Statement is being furnished to the stockholders of record of SRKP 7, Inc. ("we" or the "Company") as of August 28, 2006 (the "Record Date") to advise them that the Board of Directors and majority stockholder of the Company have approved an amendment (the "Amendment") to our Certificate of Incorporation. The Amendment, when filed with the Delaware Secretary of State, will change the name of this corporation to "Lixte Biotechnology Holdings, Inc." Stockholder approval was by written consent of one stockholder owning 19,021,786 shares, representing 71.55% of the outstanding votes as of the Record Date. This Information Statement is being mailed on or about September , 2006.

A copy of the Certificate of Amendment containing the Amendment is attached to this Information Statement as Appendix A.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the Amendment will be filed promptly following the 20th day after this Information Statement is first sent to our stockholders. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

Vote Required

The Amendment required the approval of stockholders holding a majority of the outstanding votes. As of the Record Date, we had only one class of voting securities outstanding, consisting of Common Stock. The holder of 19,021,786 shares has executed the written consent in favor of the Amendment.

Meeting Not Required

Under Delaware General Corporation Law (the "Delaware Law"), an amendment to our Certificate of Incorporation must be proposed by resolution of the Board of Directors and be approved of by stockholders holding shares entitling them to exercise at least a majority of the voting power of the company. Delaware Law provides that, unless otherwise provided in a corporation's Certificate of Incorporation or Bylaws, actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding not less than at least a majority of the voting power of the company. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors decided to obtain, and did in fact obtain, the written consent of one stockholder holding the requisite number of votes that would be necessary to authorize or take such action. Our Bylaws also permits action to be taken by the written consent of the stockholders holding not less than at least a majority of the voting power of the company.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable to this action to adopt the Amendment.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth the number of shares of common stock beneficially owned as by (i) those persons or groups known to beneficially own more than 5% of the Company's common stock as of the record date, (ii) each current executive officers and directors, and (iii) all current directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class('
Dr. John S. Kovach 248 Route 25A, No. 2 East Setauket, New York 11733	19,021,786		71.55%
Dr. Philip F. Palmedo 248 Route 25A, No. 2 East Setauket, New York 11733	256,666	(2)
All Officers and directors as a group (two persons prior to and following the consummation of the Exchange)	19,278,452		72.52%

(1) Based on 26,582,564 shares of the Company's common stock outstanding.
(2) Consists of shares issuable pursuant to the exercise of immediately exercisable options to be granted to Dr. Palmedo as of the closing of the Exchange.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Amendment will change our name to "Lixte Biotechnology Holdings, Inc."

To become effective, the Amendment must be filed with the Delaware Secretary of State. We intend to file the Amendment as soon as reasonably practicable following the 20th day following the mailing of this Information Statement to our stockholders. The following summarizes the Amendment.

Name Change

On June 30, 2006, pursuant to the terms of a Share Exchange Agreement, we acquired (the "Acquisition") all of the issued and outstanding shares of Lixte Biotechnology, Inc., a Delaware company ("New Subsidiary"). Immediately following the Acquisition, we moved our principal executive offices to the location of the New Subsidiary at 248 Route 25A, No. 2, East Setauket, New York 11733. We currently do not plan to conduct any business other than owning the shares of the New Subsidiary, which will continue to conduct its operations.

Since we are now solely engaged in the business conducted by the New Subsidiary, we believe that our name should be changed to reflect our new business.

The Amendment will change our name to "Lixte Biotechnology Holdings, Inc." The voting and other rights that accompany our securities will not be affected by the change in our name. After the name change, stockholders will be permitted to, but need not, exchange their certificates to reflect the change in corporate name. However, the existing certificate will continue to represent shares of our Common Stock as if the corporate name had not changed. Our transfer agent will issue stock certificates with the new company name as stock certificates are sent in upon transfers of shares by existing stockholders. The transfer agent for the common stock is US Stock Transfer Corporation, located at 1745 Gardena Avenue, Glendale, California 91204, telephone (818) 502-1404.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information, including current reports on Form 8-K and annual and quarterly reports on Form 10-KSB and Form 10-QSB, with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

By Order of the Board of Directors

John S. Kovach, Chairman of the Board

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION OF

SRKP 7, INC.

(Under Section 242 of the General Corporation
Law of the State of Delaware)

SRKP 7, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is SRKP 7, Inc. The original Certificate of Incorporation of the corporation was filed with the Delaware Secretary of State on

B. This Certificate of Amendment was duly adopted by the corporation's directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

C. The Certificate of Incorporation, as heretofore amended, is hereby further amended by changing ARTICLE I so that, as amended, it shall be and read as follows:

"The name of the Corporation is "LIXTE BIOTECHNOLOGY HOLDINGS, INC."

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by John S. Kovach its Chief Executive Officer, this __ day of September 2006.

SRKP 7, Inc.

Name: John S. Kovach
Title: Chief Executive Officer